Exhibit 1

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

The Company has been notified of the following transactions made during an open period by persons discharging managerial responsibilities and persons closely associated with them, notification of these transactions was not previously received by the Company due to technical issues.

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Johan Vandermeulen
2	Reason for the notification
a)	Position/status	Regional Director, Europe and North Africa
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of the reinvestment of dividend income under the British American Tobacco Dividend Reinvestment Plan.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£27.77974	2

d)	Aggregated information - Aggregated volume - Price	2 £27.77974
e)	Date of the transaction	2020-11-16
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Karen Claeskens
2	Reason for the notification
a)	Position/status	Person closely associated with a person discharging managerial responsibilities; Johan Vandermeulen, Regional Director, Europe and North Africa
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of the reinvestment of dividend income under the British American Tobacco Dividend Reinvestment Plan.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£27.77974	846

d)	Aggregated information - Aggregated volume - Price	846 £27.77974
e)	Date of the transaction	2020-11-16
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Alan Davy
2	Reason for the notification
a)	Position/status	Director, Operations (at the relevant date)
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of reinvestment by ISA Manager of income received.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.51002	5

d)	Aggregated information - Aggregated volume - Price	5 £26.51002
e)	Date of the transaction	2020-09-15
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Pei Chung Davy
2	Reason for the notification
a)	Position/status	Person closely associated with a person discharging managerial responsibilities; Alan Davy, Director, Operations (at the relevant date)
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of the reinvestment of dividend income.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.50863	202

d)	Aggregated information - Aggregated volume - Price	202 £26.50863
e)	Date of the transaction(s)	2020-09-15
f)	Place of the transaction(s)	London Stock Exchange (XLON)
Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of the reinvestment of dividend income by ISA Manager.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.51002	10

d)	Aggregated information - Aggregated volume - Price	10 £26.51002
e)	Date of the transaction(s)	2020-09-15
f)	Place of the transaction(s)	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Oliver Martin
Date of notification: 4 February 2021